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                                  EXHIBIT 99.2

              FUTURELINK ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
                       TORONTO-BASED CHARON SYSTEMS INC.

               FUTURELINK EXTENDS SERVER-BASED COMPUTING REACH TO
                           CANADIAN BUSINESS MARKETS

IRVINE, Calif. February 4, 2000 -- FutureLink Corp. (Nasdaq: FTRL), one of the first Application Service Providers (ASPs), announced that it has signed a definitive agreement to acquire Toronto-based Charon Systems Inc. ("Charon"), a leading provider of systems integration and Citrix-based IT services solutions.

Under the terms of the agreement, FutureLink will pay total consideration of $31.3 million ($45 million Cdn) consisting of $6.95 million ($10 million Cdn) in cash and 1.073 million shares of FutureLink common shares for 100% of Charon.

The acquisition increases FutureLink's penetration of North America's server-based computing market and comes on the heels of the Company's recent expansion into the Mid-Atlantic and Northeastern markets. FutureLink recently closed the acquisition of VSI Technology Solutions, a leading mid-Atlantic region Citrix Solutions Provider and announced a definitive agreement to acquire New York-based MicroLAN Systems, Inc. (doing business as the Madison Technology Group) and two sister companies, a leading financial services ASP and Citrix(R) Platinum Solutions Provider.

Founded in 1991, privately-held Charon focuses on providing business customers with Citrix server-based IT solutions. The company is a Platinum Citrix partner and one of the top five Citrix resellers in Canada. Charon operates Canada's first technology center dedicated to the training, certification, and testing of server-based computing environments. Charon also has offices in Montreal, PQ, London, ON and Quebec City, PQ and currently employs a technical and professional staff of over 90. For the fiscal year ending July 31, 1999, Charon's revenues were $13.6 million ($19.5 million Cdn) compared to $10.1 million ($14.5 million Cdn) for the fiscal year ending July 31, 1998.

"By combining Charon's breadth and depth of Citrix-based expertise with our technical capabilities, we are furthering our strategy of building a world class application hosting platforms organization, focused on implementing Citrix server-based ASP solutions," said Philip R. Ladouceur, Chairman and chief executive officer of FutureLink. "Charon's position as the leading Citrix-based solutions provider in Canada complements our recent U.S.-based acquisitions and gives us another component to our geographic expansion across North America."

"This move enables Charon to further expand its operations across Canada offering customers an alternative to purchasing server-based systems and ERP software," noted David Fung, president and CEO of Charon Systems. "Through FutureLink's ASP model, customers can lease application services on a monthly basis. This is ideal for small- to medium-sized enterprise customers and vertical industries."

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ABOUT FUTURELINK

FutureLink, The Computer Utility Company(TM), is one of the founders of the Application Service Provider (ASP) industry and a founding member of the ASP Industry Consortium.

FutureLink's Application Hosting Services Division provides businesses with off-site, Internet-based computing. The company's Application Hosting Platforms Division builds application server farms and provides Citrix application server software integration services. With Application Hosting Platform solutions, FutureLink customers manage their own server farms, and provide ASP services to users with their own IT staff and FutureLink consultants.

For more information, contact FutureLink toll-free at (877) 216-6001; e-mail: sales@futurelink.net; or visit the FutureLink Web site at http://www.futurelink.net.

ABOUT CHARON SYSTEMS, INC.

Founded in 1991, Charon Systems Inc. is an accomplished e-business systems integrator and developer who, by building strong relationships with its customers and solution partners, deploys the most up-to-date technology solutions. Charon Systems provides solutions in four interrelated areas: server-based computing, ERP Financial systems/e-Business software development, network infrastructure and IT training to corporations and government agencies across Canada.

Based in Toronto, with offices in London, Ontario, Montreal and Quebec City, Charon Systems is authorized by Citrix (Platinum Reseller), Navision (Navision Solution Center), Microsoft (Solution Provider Depth Partner), Novell (Platinum Reseller), Compaq (Premier Service Centre), 3Com (Advanced Solution Partner) and Cisco Systems (Premium Reseller), among others.

For more information on Charon Systems Inc., visit them at www.charon.com or call (416) 503-1100.

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Forward-looking statements and comments in this news release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the companies to complete the transaction and enhance operating results, are necessarily subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the company from time to time with the Securities and Exchange Commission in the future.

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